AMENDMENT NO. 11 TO MANAGEMENT AGREEMENT


         This Amendment No. 11 to the Management Agreement dated December 8, 2000 as amended on February 12, 2001, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004, April 30, 2004, January 1,
2005 and April 30, 2005 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC)
(the "Manager"), is entered into effective the     day of           , 2005.

         WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

        WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

        NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

        1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:


Portfolio                                Percentage of average daily net assets
---------------------------------    ------------------------------------------
Cyclical Growth and Income ETF Portfolio                     0.45%
---------------------------------    ------------------------------------------
Cyclical Growth ETF Portfolio                                0.45%
---------------------------------    ------------------------------------------

         2. All other terms and conditions of the Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be
executed on the      day of           , 2005.

                                                MET INVESTORS SERIES TRUST


                                                By:_________________________
                                                   Name: Elizabeth M. Forget
                                                   Title:    President



                                                MET INVESTORS ADVISORY LLC



                                                By:_________________________
                                                   Name: Elizabeth M. Forget
                                                   Title:    President